Exhibit 99.1

                   Sabre Holdings Board Elects Two New Members

    SOUTHLAKE, Texas--(BUSINESS WIRE)--Sept. 21, 2006--Sabre Holdings Corporation (NYSE: TSG) today announced that its board of directors has elected Christopher J. (CJ) Fraleigh and Ronald V. Waters III to the board, effective immediately.
    "We are very pleased to welcome CJ and Ron to our board," said Sam Gilliland, Chairman and CEO, Sabre Holdings. "Both have deep backgrounds with leading global retail brands and that depth and experience will be invaluable as we continue the transformation of our company."
    Fraleigh and Waters are expected to be independent directors and join the Audit Committee, Compensation Committee and Governance and Nominating Committee. With the addition of Fraleigh and Waters as independent directors, expanding the board to ten members, ninety percent of the board of directors would be independent.
    Fraleigh is chief executive officer of Sara Lee Food & Beverage and a senior vice president of Sara Lee Corporation. Fraleigh joined Sara Lee in January 2005 in his current position. Prior to joining Sara Lee, he served as general manager for General Motors' GMC-Buick-Pontiac division. Before joining General Motors as executive director of advertising and corporate marketing in 2001, he was vice president, colas at PepsiCo. He joined PepsiCo in 1989 serving in positions of increasing responsibility. Fraleigh earned his bachelor's degree from Lehigh University and his master of business administration degree from Columbia University.
    Waters most recently served as Chief Operating Officer for the Wm. Wrigley Jr. Company, Chicago, Illinois, the world's leading chewing gum manufacturer, and was responsible for Wrigley's worldwide commercial operations, supply chain and strategy. Waters, who retired from Wrigley in April, had been COO since December 2003 after being the company's Chief Financial Officer for four years. He began his business career with KPMG Peat Marwick and served as a partner for the last decade of his nineteen years with the firm. In 1993, he joined the Gillette Company, serving in positions of increasing authority including Vice President and Corporate Controller. Waters graduated from Trinity College with a degree in History and Economics and received his Masters in Accounting from New York University, Stern School of Business.
    Other members of Sabre Holdings' board of directors include Gilliland, chairman and chief executive officer; Royce S. Caldwell, retired former vice chairman of SBC Communications, Inc. (now AT&T Inc.); Richard G. Lindner, senior executive vice president and chief financial officer for AT&T Inc.; Glenn W. Marschel, Jr., chief executive officer of Netnumber; Bob L. Martin, independent business executive and retired president and chief executive officer of Wal-Mart International; Pamela B. Strobel, retired executive vice president and chief administrative officer of Exelon and president of Exelon's Business Services Company (BSC); Mary Alice Taylor, independent business executive and former chairman and chief executive officer of HomeGrocer.com; and Richard L. Thomas, former chairman of First Chicago NBD Corp. and The First National Bank of Chicago.

    About Sabre Holdings

    Sabre Holdings connects people with the world's greatest travel possibilities by retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations, government agencies and travel suppliers through its companies: Travelocity, Sabre Travel Network and Sabre Airline Solutions. Headquartered in Southlake, Texas, the company has approximately 9,000 employees in 45 countries. Full-year 2005 revenues totaled $2.5 billion. Sabre Holdings, an S&P 500 company, is traded on the NYSE under the symbol TSG. More information is available at http://www.sabre-holdings.com.

    Statements in this release which are not purely historical facts or which necessarily depend upon future events, including statements about director independence or committee memberships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Sabre Holdings Corporation revenues being subject to adverse changes to our travel supplier relationships and potential substantial decreases in travel transaction volumes. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation's most recent filing on Form 10-K with the Securities and Exchange Commission.



    CONTACT: Media Contact:
             Sabre Holdings
             Michael Berman, 682-605-2397
             michael.berman@sabre-holdings.com
             or
             Investor Relations:
             Sabre Holdings
             Karen Fugate, 682-605-2343
             karen.fugate@sabre-holdings.com